UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1900 (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

Regulation FD Disclosure.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On February 20, 2003, the Company issued the following press release:

FOR RELEASE THURSDAY, FEBRUARY 20, 2003, at 11:30 a.m. CST

TIDEWATER TO ACQUIRE ENSCO INTERNATIONAL’S MARINE VESSEL FLEET

NEW ORLEANS, FEBRUARY 20, 2003 — Tidewater Inc. (NYSE:TDW) announced today that it has entered into an agreement with ENSCO International Incorporated to acquire ENSCO’s 27-vessel Gulf of Mexico based marine fleet.

The five anchor handling towing-supply vessels, six modern large capacity 220-foot “stretched” platform supply vessels, 13 standard supply vessels and three utility vessels are being acquired for a cash price of $79 million. Also included in the agreement is a provision which affords Tidewater the opportunity to provide supply, anchor handling and towing vessels to ENSCO for its Gulf of Mexico operations. ENSCO is one of the world’s premier drilling contractors. The transaction is subject to regulatory review and is expected to close in early April 2003.

“We view this as an outstanding opportunity for Tidewater and its shareholders,” commented Dean E. Taylor, CEO and President of Tidewater. “This acquisition will place Tidewater in a better competitive position in the business of anchor handling and towing-supply services in the Gulf of Mexico. The six very capable stretched and upgraded platform supply vessels certainly help us to accelerate our domestic fleet replacement program. The remaining vessels allow us to better position ourselves for an upturn in the domestic market. Additionally, we are looking forward to the opportunity to welcome many of the professional mariners of ENSCO as Tidewater employees.”

The acquisition will be financed through a group of banks already participating in Tidewater’s revolving credit facility.

Tidewater will conduct a conference call to discuss the details of the ENSCO purchase with analysts, investors and other interested parties at 1:00 p.m. CST on Thursday, February 20, 2003. Those interested in participating in that conference call should call 1-888-388-7493 (706-679-8348 if outside the U.S.) just prior to the scheduled start and ask for the ‘Tidewater conference.’ A replay of the conference call will be available beginning at 2:00 p.m. CST on February 20, 2003, and will continue until 11:59 p.m. CST on February 21, 2003. To hear the replay, call 1-800-642-1687 (706-645-9291 if outside the United States). The conference identification number is 11975.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater web site, www.tdw.com, and at the CCBN web site, www.streetevents.com. The online replay will be available until March 20, 2003.

Tidewater Inc. owns and operates over 550 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Keith Lousteau (504) 568-1010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/S/ CLIFFE F. LABORDE
Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date: February 20, 2003